As filed with the Securities and Exchange Commission on November 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3937436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

L-3 Communications Corporation

600 Third Avenue

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

L-3 Communications Corporation Deferred Compensation Plan II

(Full title of the plan)

Steven M. Post, Esq.

Senior Vice President, General Counsel and Corporate Secretary

L-3 Communications Corporation

600 Third Avenue

New York, New York 10016

(Name and address of agent for service)

(212) 697-1111

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Avrohom J. Kess, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations (1)	$ 30,000,000	100%	$30,000,000	$4,092

(1)	Represents unsecured obligations of L-3 Communications Corporation (the “Company”) to pay deferred compensation in accordance with the terms of the L-3 Communications Corporation Deferred Compensation Plan II.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the L-3 Communications Corporation Deferred Compensation Plan II (the “Plan”) as covered by this Registration Statement on Form S-8 (the “Registration Statement”) and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC by the Company are hereby incorporated in this Registration Statement by reference:

(a)	Annual Report on Form 10-K of the Company for the year ended December 31, 2011;

(b)	Quarterly Reports on Form 10-Q of the Company for the quarters ended September 28, 2012, June 29, 2012 and March 30, 2012; and

(c)	Current Reports on Form 8-K of the Company filed on September 12, 2012, July 20, 2012, June 26, 2012, June 13, 2012, May 15, 2012, April 25 2012, February 28, 2012 and February 8, 2012.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

The Plan permits certain eligible employees of the Company and its subsidiaries to annually defer a portion of their base salary and incentive compensation. The Company shall establish and maintain a deferral account for each eligible employee that participates in the Plan, representing the Company’s payment obligations with respect to the deferred amounts. Earnings will be compounded and credited to the deferral account in accordance with the terms of the Plan. The Plan is generally administered by L-3’s Retirement Plan Administrative Committee.

The obligations of the Company under the Plan (the “Obligations”) are unsecured general obligations of the Company to pay in the future the balance of vested deferred compensation accounts from the general assets of the Company at the times designated under the Plan and pursuant to the deferral elections made thereunder. The Obligations will rank without preference with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding, and are therefore subject to the risks of the Company’s insolvency. The Obligations are not convertible into any security of the Company.

The Company may amend or terminate the Plan at any time. No amendment or termination may reduce or eliminate a participant’s accrued account balance or postpone the timing of a distribution pursuant to the Plan.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(i)	permissive indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii)	permissive indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii)	mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv)	that the indemnification and advancement of expenses provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

The Registrant’s Bylaws (the “Bylaws”) purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. The right to indemnification and advancement of expenses as provided therein shall (i) vest at the time that such claimant becomes a director, officer, employee or agent of the Registrant or at the time such claimant becomes a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Registrant and (ii) continue as to the claimant even though he may have ceased to be a director, officer, employee or agent of the Registrant.

The Bylaws require, in certain instances, the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

Except as otherwise provided in the DGCL, the Registrant’s Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director.

The Registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of November, 2012.

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Steven M. Post
Name: Steven M. Post, Esq.
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven M. Post, Esq., as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of November, 2012.

Signature	Title

/s/ Michael T. Strianese	Chairman, President and Chief Executive Officer
Michael T. Strianese	(Principal Executive Officer)

/s/ Ralph G. D’Ambrosio	Senior Vice President and Chief Financial Officer
Ralph G. D’Ambrosio	(Principal Financial Officer)

/s/ Dan Azmon	Vice President and Corporate Controller
Dan Azmon	(Principal Accounting Officer)

/s/ Robert B. Millard	Director
Robert B. Millard

/s/ Claude R. Canizares	Director
Claude R. Canizares

/s/ Thomas A. Corcoran	Director
Thomas A. Corcoran

/s/ Lewis Kramer	Director
Lewis Kramer

/s/ Lloyd W. Newton	Director
Lloyd W. Newton

/s/ H. Hugh Shelton	Director
H. Hugh Shelton

/s/ Arthur L. Simon	Director
Arthur L. Simon

/s/ Alan H. Washkowitz	Director
Alan H. Washkowitz

/s/ John P. White	Director
John P. White

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of L-3 Communications Corporation (incorporated herein by reference to Exhibit 3.1 of L-3 Communications Corporation’s Registration Statement on Form S-4 (File No. 333-31649)).

3.2	Amended and Restated By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to L-3 Communications Corporation’s Current Report on Form 8-K filed on December 17, 2007 (File No. 333-46983)).

5	Opinion of Simpson Thacher & Bartlett LLP.*

10.1	L-3 Communications Corporation Deferred Compensation Plan II (incorporated by reference to Exhibit 10.25 of L-3 Communications Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 333-46983)).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5 filed herewith).*

24	Power of Attorney (included on the signature page to this Registration Statement).*

*	Filed herewith